Exhibit 99.1

LONESTAR RENEWABLE TECHNOLOGIES CORP.

Audited Consolidated Financial Statements For

the years ended December 31, 2012 and 2011

(Stated in US Dollars)

LONESTAR RENEWABLE TECHNOLOGIES CORP.

Consolidated Financial Statements

1201 Louisiana Suite 800 Houston, Texas 77002 Main Number: 713-957-2300 Fax Number: 713-895-9393 www.cfw-cpa.com Certified Public Accountants and Business Advisors

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Lonestar Renewable Technologies Corp.

Houston, Texas:

We have audited the accompanying consolidated financial statements of Lonestar Renewable Technologies Corp. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of loss and comprehensive loss, changes in equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lonestar Renewable Technologies Corp. as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, had a net capital deficiency, and subsequent to December 31, 2012, sold certain operating assets to a third-party, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Calvetti, Ferguson & Wagner, P.C.

Certified Public Accountants

Houston, Texas

April 24, 2013

LONESTAR RENEWABLE TECHNOLOGIES CORP.

CONSOLIDATED BALANCE SHEETS

(Stated in US dollars)

	As of December 31, 2012	As of December 31, 2011
ASSETS

Current:
Cash	$6,455	$229,478
Accounts receivable, net	592,588	1,225,321
Work-in-progress	—	36,777
Prepaid job costs	229,242	320,450
Prepaid expenses and deposits	154,524	179,258

Total current assets	982,809	1,991,284

Property and equipment, net	39,190	52,571
Other assets	14,377	14,377
Intangibles	—	19,873

Total non-current assets	53,567	86,821

TOTAL ASSETS	$1,036,376	$2,078,105

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFECIT)

Current:
Accounts payable	5,101,630	2,968,637
Accrued expenses	1,756,732	1,605,868
Deferred revenues	605,886	443,759
Due to related party	186,902	—
Current portion of long-term debt	7,333,887	3,167,043

Total current liabilities	14,985,037	8,185,307

Long-term debt	—	3,004,454

Total liabilities	14,985,037	11,189,761

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock, no par value, unlimited authorized, 34,134,615 outstanding	5,951,435	5,937,250
Additional paid-in capital	1,710,554	1,655,080
Accumulated comprehensive income	9,966	16,666
Accumulated deficit	(21,620,616)	(16,720,652)

Total shareholders’ equity (deficit)	(13,948,661)	(9,111,656)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$1,036,376	$2,078,105

The accompanying notes are an integral part of these consolidated financial statements.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Stated in US dollars)

	Year ended December 31, 2012	Year ended December 31, 2011
Revenue	$14,204,852	$16,333,626
Cost of sales	9,628,889	10,658,974

Gross profit	4,575,963	5,674,652

Expenses:
Sales and marketing	3,343,488	2,771,501
General and administrative	4,806,537	4,962,036
Bad debt expense	54,415	350,987
Depreciation and amortization	33,254	140,872
Goodwill Impairment	—	7,297,411

Total expenses		15,522,807

Total operating loss	8,237,694	(9,848,155)

Interest expense	947,622	652,063
Loss on sale of assets	—	73,517
Loss on settlement	333,804	—
Gain on debt restructuring	—	(153,603)
Other, net	(44,793)	(316)

Total other (income) expense:	1,236,633	571,661

Loss before income taxes	(4,898,364)	(10,419,816)
Income tax expense :
Current	(1,600)	(1,600)

NET LOSS	(4,899,964)	(10,421,416)
Other comprehensive income (loss)
Gain (loss) on currency translation	(6,700)	4,170

TOTAL COMPREHENSIVE LOSS	$(4,906,664)	(10,417,246)

The accompanying notes are an integral part of these consolidated financial statements.

LONESTAR RENEWABLE TECHNOLOGIES CORP. CONSOLIDATED

STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(Stated in US dollars, except share amounts)

	Common Shares	Common Stock	Preferred Shares	Preferred Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total
Balance, December 31, 2010	32,595,280	$5,937,250	—	$—	$1,601,103	$12,496	$(6,299,236)	$1,251,613
Total comprehensive loss for the period
Net Loss	—	—	—	—	—	—	(10,421,416)	(10,421,416)
Currency translation	—	—	—	—	—	4,170	—	4,170

Total comprehensive loss for the period	—	—	—	—	—	4,170	(10,421,416)	(10,417,246)

Shareholder transaction
Stock-based compensation	—	—	—	—	53,977	—	—	53,977

Total shareholder transactions	—	—	—	—	53,977	—	—	53,977

Balance, December 31, 2011, Acro Energy Technologies, Corp. common shares	32,595,280	$5,937,250	—	$—	$1,655,080	$16,666	$(16,720,652)	$(9,111,656)

Total comprehensive loss for the period
Net Loss	—	—	—	—	—	—	(4,899,964)	(4,899,964)
Currency translation	—	—	—	—	—	(6,700)	—	(6,700)

Total comprehensive loss for the period	—	—	—	—	—	(6,700)	(4,899,964)	(4,906,664)

Shareholder transaction
Exchange of outstanding of Acro Energy Technologies Corp. common stock	(23,085,004)	(4,204,947)	23,085,004	4,204,947	—	—	—	—
Exchange of outstanding of Acro Energy Technologies Corp. common stock	(9,510,276)	(1,732,303)	9,510,276	1,529,727	—	—	—	(202,576)
Issuance of Lonestar Renewable Technologies Corp.	—	—	1,539,335	216,761	—	—	—	216,761
Stock-based compensation	—	—	—	—	55,474	—	—	55,474

Total shareholder transactions	(32,595,280)	(5,937,250)	34,134,615	5,951,435	55,474	—	—	69,659

Balance, December 31, 2012	—	—	34,134,615	$5,951,435	$1,710,554	$9,966	$(21,620,616)	$(13,948,661)

The accompanying notes are an integral part of these consolidated financial statements.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US dollars)

	Year ended December 31, 2012	Year ended December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,899,964)	$(10,421,416)
Adjustments to reconcile net loss to cash from operating activities:
Goodwill impairment	—	7,297,411
Depreciation and Amortization	33,254	140,872
Bad debt expense	68,551	350,987
Loss on sale of assets	—	73,517
Stock-Based Compensation	55,474	53,977
Loss on settlement	333,804	—
Gain on restructuring of debt	—	(153,603)
Gain (loss) on currency translation	(6,700)	4,170
Increase in long-term debt principal recorded as interest expense	600,000	—
Change in non-cash working capital balances:
Accounts receivable	564,182	(445,259)
Other receivables	—	23,248
Work-in-progress	36,777	1,100,118
Inventory	—	659,959
Prepaid job costs	91,208	(320,450)
Prepaid expenses and deposits	24,734	85,040
Accounts payable and accrued expenses	2,534,123	2,918,482
Deferred revenues	162,127	(234,389)

Net cash from (used in) operating activities	(402,430)	1,132,664

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	—	(53,903)
Sale of Assets	—	130,871

Net cash from (used in) investing activities	—	76,968

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	216,761	—
Repurchase of capital stock	(202,576)	—
New borrowings	1,129,036	2,591,061
Payments on loans	(963,814)	(3,706,836)
Payments on capital leases	—	(22,874)

Net cash from (used in) financing activities	179,407	(1,138,649)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(223,023)	70,983
CASH AND CASH EQUIVALENTS, beginning of period	229,478	158,495

CASH AND CASH EQUIVALENTS, end of period	$6,455	$229,478

Supplemental Cash Flow Information (Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

Note 1. Nature and Continuance of Operations

Lonestar Renewable Technologies Corp. (the “Company”) is incorporated under the provisions of the Business Corporations Act (British Columbia). The Company is focused on the consolidation and growth of renewable energy companies, primarily in the United States residential solar energy installation market. The Company’s head office is located in Houston, Texas.

These consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business as they come due. There is substantial doubt about the Company’s ability to continue as a going concern. The Company had a net loss of $4,899,964 and $10,421,416 for the years ended December 31, 2012 and 2011, respectively, and a capital deficiency of $13,948,661 and $9,111,656, as of December 31, 2012 and 2011, respectively. The Company has sustained substantial losses in recent years and its ability to continue as a going concern is dependent on the Company’s ability to generate cash flows and satisfy its obligations. Management’s plan to obtain sufficient cash flow is dependent on the success of its ability to generate positive cash flows from selling assets and discharging liabilities with vendors and creditors. Substantially all of the Company’s assets were sold in 2013. See Note 15.

However, there can be no assurances that management will be successful in meeting the obligations and providing sufficient cash flows to the Company on acceptable terms. The Company may have to seek bankruptcy protection if management’s plan is not successful.

The consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern, and, therefore, be required to realize its assets and discharge it liabilities in other than the normal course of business and at amounts different from those reflected in these financial statements.

On October 24, 2011, the Company held a Special Meeting of shareholders, at which the shareholders approved a resolution authorizing the Company’s directors to apply for the voluntary delisting of the Company’s common shares from the TSXV. The application was approved by the TSXV on October 27, 2011, and effective at the close of business on November 11, 2011, the common shares of the Company were voluntarily delisted from the TSXV.

Effective December 15, 2011, Lonestar Renewable Technologies Corp., a Delaware corporation (“Lonestar Renewable”), Lonestar Renewable Technologies Acquisition Corp., a British Columbia corporation (“Lonestar Acquisition”), and a number of the shareholders of Acro Energy Technologies Corp. (“Acro-BC”)(“Selling Shareholders”) entered into a Share Exchange Agreement, under which the Selling Shareholders sold their Common Shares in Acro-BC to Lonestar Acquisition in return for an equal number of shares in Lonestar Renewable. As of February 28, 2012, Lonestar Acquisition had acquired an aggregate of 23,085,004 of Acro-BC’s Common Shares pursuant to the Share Exchange Agreement.

At a special meeting of the shareholders of Acro-BC held on March 27, 2012, a special resolution was adopted approving the amalgamation of Acro-BC and Lonestar Acquisition, a wholly-owned subsidiary of the Company. Pursuant to the terms of the special resolution, each issued and outstanding common share of Acro-BC, other than those held by Lonestar Acquisition, (totaling 9,510,276 shares) would be exchanged for one Redeemable Preferred Share in the capital of the resulting amalgamated company. Effective April 11, 2012, Acro-BC and Lonestar Acquisition were amalgamated as one company under the name Lonestar Renewable Technologies

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

Acquisition Corp. All shareholders of Acro-BC, other than Lonestar Acquisition, have been or will be paid, upon delivery of the certificates representing their common shares in Acro-BC, a cash amount equal to the Redemption Price, being $0.04 Canadian per Redeemdable Preferred Share. The consideration to be paid on the redemption of the Redeemable Preferred Shares has been fully funded by the Company and forwarded to a depositary for distribution.

Note 2. Significant Accounting Policies

a) Basis of presentation and consolidation

The consolidated financial statements were prepared in accordance with GAAP. All amounts are expressed in US dollars. These consolidated financial statements include the accounts of Lonestar Renewable Technologies Corp. and its subsidiaries Lonestar Renewable Technologiesx Acquisition Corp., Acro Energy Technologies Corp., Acro Energy Technologies, LLC, Acro Energy Technologies, Inc. (formerly Acro Electric, Inc.) and Energy Efficiency Solar, Inc, all of which are wholly owned by the Company. All significant intercompany transactions and balances have been eliminated upon consolidation.

b) Foreign currency translation

The Company’s only revenue producing activities are within the United States and conducted in US dollars. Although the Company’s corporate domicile is in Canada, the transactions conducted in Canadian dollars are minimal.

As indicated, most of the Company’s activities have been transacted and maintained in the accounting records in US dollars so no translation adjustments are necessary. Canadian dollar transactions are translated into US dollars using the temporal method.

c) Cash

The Company maintains cash which consist principally of demand deposits with high credit quality financial institutions. At certain times, such amounts exceed federal insurance limits.

d) Allowance for Doubtful Accounts

We establish provision for losses on accounts receivables if it is determined that collection of all or a part of an outstanding balance is not probable. Collectability is reviewed regularly and an allowance is established or adjusted, as necessary, using the credit worthiness of the customer, delinquency of the receivable and the customer’s disposition to pay. The allowance for doubtful accounts was $128,941 and $146,761 at December 31, 2012 and 2011, respectively.

e) Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to operations when incurred.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

The estimated useful lives for depreciation purposes are:

Estimated Useful Lives
Tools, machinery and equipment	5 – 7 Years
Office furniture, equipment and computers	7 Years
Vehicles	5 Years
Leasehold improvements	Lease term

f) Impairment of long-lived assets

Management reviews long-lived assets to be held and used for impairment annually or more frequently if circumstances indicate that an impairment condition may exist (that is, when the carrying value of long-lived assets exceeds its fair value). An impairment of long-lived assets is recognized only if the carrying value of long-lived assets exceeds its fair value and is not recoverable (the carrying value exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset). An impairment loss, measured as the amount by which the carrying value of the long-lived asset exceeds its fair value, is recorded in the consolidated statement of operations and is not allowed to be restored in later periods.

g) Intangible assets

Intangible assets acquired individually or as part of a group of other assets are initially recognized and measured at fair value. The assigned values of a group of intangible assets acquired in a business combination that meet the specified criteria for recognition apart from goodwill are allocated to the individual assets acquired based on fair value. Intangible assets consist of non-competition agreements and are amortized over the estimated life of the contracts which are three years. Intangible assets are tested for impairment annually, or more frequently if events or changes in circumstances indicate the asset might be impaired. The net carrying amount of these intangibles was $0 and $19,873 at December 31, 2012 and December 31, 2011, respectively.

h) Corporate transaction costs

Costs directly identifiable with the raising of capital are charged against the related capital stock. Costs related to shares not yet issued are recorded as prepaid capital costs and are included in prepaid expenses and deposits. These costs are considered prepaid until the issuance of the shares to which the costs relate, at which time the costs will be charged against the related capital stock or charged to operations if the shares are not issued.

i) Income taxes

The tax expense for the period comprises current state income tax.

Tax is recognized in the income statement, except to the extent that it relates to items recognized directly in equity. In this case, the tax is also recognized in equity. The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries and associates operate and generate taxable income. Management periodically

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

evaluates positions taken in tax returns with respect to situations in which applicable tax regulations is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled. Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Authoritative guidance for accounting for uncertainty in income taxes requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more- likely-than-not sustain the position following an examination. Management has reviewed the Company’s tax positions and determined there were no uncertain tax positions requiring recognition in the consolidated financial statements.

j) Revenue recognition

Revenue from sales of products is recognized using the completed contract method. We recognize revenue on completed contracts when the project is substantially complete and billable to the customer.

Deferred revenue includes amounts that have been invoiced but not yet recognized as revenue.

k) Job costs

Job costs consist of costs incurred for which system installation has not been completed. When system installation is complete, these amounts will be recorded as cost of sales as the corresponding revenue is recognized.

l) Manufacture and installation warranties

For installations prior to November 1, 2011, the Company provides a 10 year warranty on labor and incidental supplies other than the solar panels and inverters covered under the manufacturer’s warranty. The manufacturer of the solar panels and inverters provide warranties ranging from 10-25 years. The Company assists the customer in processing warranty claims with the manufacturer in the event that a defective panel or inverter needs replacement. The warranty reserve was $134,302 and $0 at December 31, 2012 and December 31, 2011, respectively.

F-10

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

m) Stock-based compensation

The Company uses the fair value method of accounting for its stock options and other stock-based payments. Under this method, compensation cost is measured at fair value using the Black-Scholes option pricing model at the date of grant and expensed over the vesting period of the option for employees and over the earlier of the provision of services or the vesting period for non-employees with a corresponding increase to contributed surplus. Compensation cost is not recognized for awards that are forfeited.

Stock-based compensation relating to warrants granted to share placement agents is treated as share issuance cost.

n) Use of estimates

The preparation of financial statements in accordance with GAAP requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates. Significant estimates include, but are not limited to the valuation of future tax assets, the purchase price allocation for business acquisitions and assumptions used in stock-based compensation.

o) Reclassifications

Certain reclassifications have been made to prior year amounts to conform to current year presentation. These changes had no effect on the Company’s consolidated financial position, results of operations or cash flows.

p) Subsequent Events Evaluation

Management has evaluated subsequent events through April 24, 2013, the date the financial statements were available to be issued. See Note 16.

Note 3. Adoption of New Accounting Standards

In May 2011, the Financial Accounting Standards Board (‘FASB”) issued updated accounting guidance related to fair value measurements and disclosures. This guidance includes amendments that clarify the application of existing fair value measurement requirements, in addition to other amendments that change principles or requirements for measuring fair value and for disclosing information about fair value measurements. This guidance is effective for annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

In June 2011, the FASB issued amended authoritative guidance associated with comprehensive income, which requires companies to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This update eliminates the option to present the components of other comprehensive income as part of the statement of changes in equity. In December 2011, the FASB deferred the effective date of the specific requirement to present items that are reclassified out of accumulated other comprehensive income to net income alongside their respective components of net income and other

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

comprehensive income. The amendments to authoritative guidance associated with comprehensive income were effective for the Company on October 1, 2012 and have been applied retrospectively. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In September 2011, the FASB issued guidance that amends and simplifies the rules related to testing goodwill for impairment. The revised guidance allows an entity to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination whether it is more likely than not that the fair value of reporting unit is less than its carrying amount. The results of this assessment will determine whether it is necessary to perform the currently required two-step impairment test. Under this update, an entity also has the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the two-step goodwill impairment test. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the consolidated financial statements of the Company.

Note 4. Prepaid and Other Assets

The components of prepaid and other assets as December 31, 2012 and 2011 are as follows:

	December 31,2012	December 31,2011
Insurance	$29,986	$27,537
Rent	22,609	24,625
Commissions	38,500	87,599
Software licenses	39,815	18,872
Other	23,614	20,625

	$154,524	$179,258

Note 5. Property and Equipment

A detail of the components of property and equipment as of December 31, 2012 and 2011 are as follows:

	December 31,2012	December 31,2011
Property and equipment, cost	$94,713	$94,713
Accumulated depreciation	(55,523)	(42,142)

	$39,190	$52,571

Net book value:
Vehicles	7,108	9,424
Leasehold improvements	20,333	23,333
Office furniture and equipment	11,749	19,814

	$39,190	$52,571

Depreciation expense was $13,381 and $58,787 for the year ended December 31, 2012 and 2011.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

Acro Energy established a $1,000,000 line of credit with Encore Bank on May 14, 2010. On December 21, 2010 this line of credit was increased to $2,000,000. In connection with the renewal of this line of credit, on May 13,

2011, the Company granted collateral security on all of the assets of the Company and its subsidiaries, Acro Energy Technologies, LLC and Energy Efficiency Solar Inc., to the four individuals who signed as co-borrowers on the Encore line of credit including the Company’s CEO and another Company executive (the “Secured Parties”). On September 26, 2011, a Financing Statement covering the assets was filed in California on behalf of the Secured Parties. On June 15, 2012, the Secured Parties provided notice of intention to foreclose on the assets covered by the security interest. On June 19, 2012, the Secured Parties assigned their rights under the security agreement to Residential Renewable Energy Technologies, Inc., a related party. On June 19, 2012, the Company made a general assignment of assets to Residential Renewable Energy Technologies, Inc. in return for the agreement by Residential Renewable Energy Technologies, Inc. to lease the physical assets back to Energy Efficiency Solar, Inc. and allow Energy Efficiency Solar, Inc. to use of the Acro Energy trademark for a monthly lease payment of $1.00. On June 25, 2012, Residential Renewable Energy Technologies, Inc. filed in California a UCC Financing Statement covering all assets of the Company and its subsidiaries, Acro Energy Technologies, LLC and Energy Efficiency Solar Inc.

Note 6. Intangible Assets

Listed below are the identifiable intangible assets, solely non-compete agreements, recognized upon the acquisition of the Acro Electric, Inc. and Energy Efficiency Solar, Inc. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable but at least on an annual basis. Intangible assets were fully amortized during the year ended December 31, 2012. Intangible assets consist of the following:

	December 31, 2012	December 31, 2011
Non-compete agreements	$223,104	$223,104
Accumulated amortization	(223,104)	(203,231)

	$—	$19,873

Amortization expense was $19,873 and $82,087 for the year ended December 31, 2012 and 2011.

Note 7. Debt

The Company established a $1,000,000 line of credit with Cadence Bank (formerly known as Encore Bank) on May 14, 2010. On December 21, 2010 this line of credit was increased to $2,000,000. The interest rate on funds advanced under this line is the greater of prime rate plus 1% or 6% (6% for the years ended December 31, 2012 and 2011). This credit facility has a maturity date of March 31, 2013 and the outstanding balance at December 31, 2012 and 2011 was $1,999,667 and 1,199,999, respectively. Management is currently in discussions with the bank in regards to the expiration of the line.

As part of the consideration given for the acquisition of Acro Electric, Inc. in 2008, the Company issued an unsecured convertible demand promissory note for $2,939,034 to the seller, Steve Vella, a former majority shareholder in the Company. Following the Company being joined in a lawsuit against Mr. Vella, referenced in Note 9, the Company suspended payment on the promissory note. During 2011, the promissory note was reported at $2,061,921 net of remaining discount of $601,542. On November 23, 2011, the Company and Mr. Vella reached a Settlement Agreement and Release in which the Company issued a promissory note which superseded

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

the unsecured convertible demand promissory note for $2,500,000 due on November 23, 2016 with interest payments due monthly with and interest rate between 7.2% and 10.8% per annum. The new agreement resulted in a $153,603 non-cash gain in the Consolidated Statement of Operations. In June 2012, the company stopped making the required interest payments. Under the terms of the agreement, when payments are not made, an additional principal balance of $100,000 is added to the balance for each month the payment is missed, up to a maximum of six months. At December 31, 2012, the balance was $3,100,000, which included the original principal due and the additional principal amounts noted above. The interest rate in effect at December 31, 2012 and 2011 was 7.2%.

The Company had an unsecured interest-bearing loan payable to an individual related to a major shareholder. The loan bears interest of 7.49% per annum and matured in December 2025. Principal and interest payment of $1,670 were made monthly. During 2011, the Company restricted the note and shortened the term. At December 31, 2012 and 2011, the balance of the loan was $0 and $55,440, respectively.

As part of the consideration given for the business acquisition of Energy Efficiency Solar, Inc. in 2009, $740,700 in the form of a promissory note was issued by the Company to the seller. On June 16, 2010 this note along with an addition $100,000 line of credit from the seller was restructured with a 3.25% per annum interest rate. In accord with the revised terms of the note, $262,500 of the note was repaid in December 2010 and an additional $87,500 was repaid in March 2011. The balance of the note is due in February 2013. The balance of this note at December 31, 2012 and 2011 was $504,454.

The Company established a short-term note with a 6.0% per annum interest rate with a former supplier in January 2012 for $1,807,598 which established a payment plan for items purchased for inventory in late 2011. On May 1, 2012, that supplier filed a complaint against Acro Energy Technologies, Inc. and Acro Energy Technologies Corp. for breach of contract and common counts based on an alleged failure on timely payment. On May 23, 2012, that supplier filed a first amended complaint based on the same transaction. Effective August 31, 2012, a settlement agreement was reached to resolve the claim. The outstanding principal at the time of the settlement was $1,532,598, and the settlement reduced the total debt amount to $1,200,000. The Company paid $200,000 of the settlement balance as of December 2012. On January 15, 2013, the Company defaulted on the settlement agreement. Based on the terms of the settlement agreement, the supplier claimed for a total amount due of $1,729,766. In March 2013, a judgment was made against Acro Energy Technologies Corp. for the total claim amount. The accompanying consolidated financial statements were adjusted as of December 31, 2012 to reflect the balance due of $1,729,766. To record the increase in the principal balance, accrued interest of $63,364 was reclassified to the principal balance of the note, and the remaining increase of $333,804 was recorded as a loss on settlement.

The Company had a $700,000 no interest line of credit facility with the Company’s former CEO for which the balances at December 31, 2012 and December 31, 2011 were $ 0 and $104,338, respectively.

Note 8. Related Party Transactions and Loans

The Company established a $1,000,000 line of credit with Encore Bank on May 14, 2010. On December 21, 2010 this line of credit was increased to $2,000,000. In connection with the renewal of this line of credit, the Company granted collateral security on the assets of the Company and its subsidiaries, Acro Energy Technologies, LLC and Energy Efficiency Solar Inc., to four individuals who signed as co-borrowers on this line of credit including the Company’s former CEO and another Company executive.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

The Company also had borrowed $186,902 in 2012 from certain shareholders including the Company’s former CEO and another Company executive to fund its operation. This is a non-interest bearing note without formal repayment terms.

With the exception of the item noted above and the debt transactions discussed in Note 7, the Company did not have material related party transaction for the year ended December 31, 2012 and 2011.

Note 9. Commitments and Contingencies

Operating Leases

The Company leases property under both month-to-month and non-cancellable operating lease arrangements. For the years ended December 31, 2012 and 2011, the Company recorded rent expense under operating leases of $94,016 and $165,997.

The following table summarizes our future minimum payments under existing operating property leases:

Year
2013	$158,899
2014	120,117
2015	69,000
2016	46,000
2017	—

Total	$394,016

Earn Out

As part of the Acro Electric, Inc. acquisition, the Company is obligated to pay an earn out to the seller for each of the calendar years through 2011, in which the earnings before interest, tax, depreciation and amortization (“EBITDA”) of the acquired entity exceed the EBITDA of the acquired entity for calendar year 2008. The earn out shall be equal to twenty percent (20%) of the excess EBITDA earned in such calendar year with the total potential earn-out capped at a maximum of $1,600,000. No amounts were due under the contingent earn out obligation for the years ended December 31, 2011.

Legal

The Company and its subsidiaries are involved in certain legal proceedings arising in the ordinary course of business. The Company’s wholly owned subsidiary, Acro Energy Technologies, Inc. (formerly Acro Electric, Inc.) was added to a lawsuit against Steve Vella, the former owner of Acro Electric, Inc., arising from a 2007 transaction between Mr. Vella and a former shareholder of Acro Electric, Inc. that predates the Company’s acquisition. On November 4, 2009, Mr. Vella was removed from the position of Chief Operations Officer of the Company. On October 25, 2010, the Company terminated the employment of Steve Vella, as Director of Business Development. On December 7, 2010, Mr. Vella filed suit in the Superior Court of Stanislaus County, California against Acro Energy Technologies, LLC, the Company’s wholly owned subsidiary, claiming breach of his employment agreement and breach of the Stock Purchase Agreement for the purchase of Acro Electric, Inc. Effective November 23, 2011, an agreement was reached to resolve the claims between Vella and the Company.

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

On January 13, 2012, Mr. Vella made an offer to compromise all claims. One of the terms of the offer to compromise was that any and all claims against Acro Energy Technologies, Inc. shall be fully and finally resolved, terminated, discharged, waived and released. On February 14, 2012, the attorneys for the former shareholder accepted Mr. Vella’s offer to compromise without condition.

On May 1, 2012, a supplier of solar modules and related materials filed a complaint against Acro Energy Technologies, Inc. and Acro Energy Technologies Corp. for breach of contract and common counts based on an alleged failure to timely pay for materials. On May 23, 2012, that supplier filed a first amended complaint based on the same transaction and asserted a claim for alter ego against a director and officer of the Company. Effective August 31, 2012, a settlement agreement was reached to resolve the claim. On January 15, 2013, the Company defaulted on the settlement agreement. Based on the terms of the settlement agreement, the supplier claimed for a total amount due of $1,729,766. In March 2013, a judgment was made against the Company for the total claim amount. See Note 7.

Note 10. Capital Stock

Share Repurchase Agreement

On January 20, 2012, Lonestar Acquisition made an offer to purchase all of the remaining issued and outstanding Common Shares of Acro-BC (the “Offer”). The Offer was open for acceptance until February 27, 2012. A total of 3,576,110 Common Shares of Acro-BC were deposited in response to the Offer and acquired by Lonestar Acquisition.

Effective February 27, 2012, Acro-BC and Lonestar Acquisition entered into an Amalgamation Agreement under which Acro-BC and Lonestar Acquisition would amalgamate and continue as “Lonestar Renewable Technologies Acquisition Corp.” Pursuant to the terms of the Amalgamation Agreement, on the Effective Date, each issued and outstanding Common Share of Acro-BC, other than those held by Dissenting Shareholders and Lonestar Acquisition, would be exchanged for one Lonestar Acquisition Redeemable Preferred Share. Following the Amalgamation, the Lonestar Acquisition Redeemable Preferred Shares will be immediately redeemed at the Redemption Price by Lonestar Acquisition, such that Lonestar Acquisition will then own, directly and indirectly, all of the outstanding Common Shares of Lonestar Acquisition. All Shareholders, other than the Dissenting Shareholders and Lonestar Acquisition, will be paid, upon delivery of the certificates representing their Common Shares, a cash amount equal to the Redemption Price, being $0.04 Canadian per Lonestar Acquisition Redeemable Preferred Share.

On March 27, 2012, Acro-BC held a Special Meeting of shareholders, at which the shareholders approved a special resolution ratifying the Amalgamation Agreement and authorizing the Amalgamation of Acro-BC and Lonestar Renewable Technologies Acquisition Corp. pursuant to the provisions of Section 269 of the Business Corporations Act (British Columbia) and upon the terms and conditions set forth in the Amalgamation Agreement. No shareholder exercised their dissent rights under the provisions of Section 238 of the Business Corporations Act (British Columbia).

On April 11, 2012, an Amalgamation Application was filed with the British Columbia Registrar of Corporations. The amalgamation took effect at the time that the Amalgamation was filed with the Registrar. Upon the completion of the Amalgamation, the Company has filed a Notice under Instrument 11-502 with the British Columbia Securities Commission and ceased to be a reporting issuer (or equivalent) in all the provinces of Canada in which Acro-BC was previously a reporting issuer (or equivalent).

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

Authorized and Issued Shares

At December 31, 2012, Lonestar Renewable Technologies Corp. has an unlimited number of no value preferred shares authorized. At December 31, 2011, Acro Energy Technologies Corp. had an unlimited number of no par value common shares authorized.

Stock Options

On May 15, 2009, the Company received acceptance from the TSX Venture Exchange for the adoption of the Company’s rolling 10% stock option plan (the “Stock Option Plan”) which provided that the Board of Directors of the Company may grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares. Stock options granted under the Stock Option Plan had a maximum term of five years from the date of grant and had an exercise price that is not less than the last closing price of the shares before the date of the grant less the maximum discount permitted under the policies of the Exchange. The vesting schedule of each option is determined at the discretion of the Board of Directors.

Pursuant to the amalgamation described above, the stock option plan was effectively terminated on the effective date of the amalgamation on April 11, 2012 and all of the outstanding options were expired as they were not exercised. The following summarizes stock options activity for the years ended December 31, 2012 and 2011:

	Number of options	Weighted average exercise price ($CAD)
Outstanding at December 31, 2010	3,210,000	0.34
Granted	1,160,000	0.13
Forfeited or expired	1,865,383	0.31

Outstanding at December 31, 2011	2,504,617	$0.26
Forfeited or expired	2,504,617	0.26

Outstanding at December 31, 2012	—	$0.00

Options outstanding and exercisable as at December 31, 2011 are summarized below:

	Options Outstanding			Options Exercisable
Exercise price ($CAD)	Number of options	Weighted average exercise price ($CAD)	Weighted average life years	Number of options	Weighted average exercise price ($CAD)	Weighted average life years
0.10 – 0.25	1,674,617	0.15	4.07	692,617	0.14	2.42
> 0.25	830,000	0.46	3.52	795,000	0.47	3.48

	2,504,617	0.25	3.88	1,487,617	0.32	2.99

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

The Company recorded stock-based compensation expense of $55,474 and $53,977 for the years ended December 31, 2012 and 2011. The fair value of common share options granted was estimated on the date of grant using the Black-Scholes option pricing model using the assumptions noted below for the years ended December 31, 2012 and 2011:

Expected life of stock options (years)	5.00
Volatility (weighted average)	100%
Risk-free rate of return (weighted average)	3.0%
Expected dividend yield	0%

Note 11. Income Taxes

As at December 31, 2012, the Company had accrued $0 for current US taxes payable.

The actual income tax expense reflected in the accompanying consolidated statements of operations for the year ended December 31, 2012 and 2011 differs from the “expected” tax expense (computed by applying the U.S. Federal corporate tax rate of 34% to income before taxes) as follows:

	2012	2011
Expected tax at Federal statutory rate	$(1,665,988)	$(3,543,281)
Other permanent items	(31,174)	(95,878)
State income taxes	1,600	1,600
Valuation allowance	1,697,162	3,639,159

Income tax provision	$1,600	$1,600

The tax effects of temporary differences that give rise to the Company’s future tax assets and liabilities as at December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred income tax assets:
Net operating loss carryforward	$4,009,130	$2,712,545
Stock-based compensation	—	96,353
Allowance for bad debt	45,129	51,366
Deferred compensation	89,149	14,269
Various Reserves	302,424	—
Intangibles	126,052	130,224
Property	16,676	16,676

Total deferred income tax assets	4,588,560	3,021,433

Valuation allowance	(4,588,560)	(3,021,433)

Net deferred income tax assets	$—	$—

A valuation allowance is provided when it is more likely than not that some portion of the future tax assets will not be realized. The Company established a 100% valuation allowance due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other future tax assets. At December 31, 2012, the

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

Company had net operating loss carryforwards expiring at various dates between 2028 and 2032 of approximately $10.4 million for U.S federal taxes, $1.2 million for Canadian taxes and $10.1 million for state income tax purposes.

The Company’s tax returns filed since its inception and those filed since 2008 by Acro Electric, Inc. and Energy Efficiency Solar, Inc. prior to their acquisition by the Company, are subject to examination by taxing authorities. Generally, the applicable statues of limitations are three to four years from filing of the returns.

Note 12. Significant Suppliers

As of November 1, 2011, the Company has entered into an exclusive agreement with an external organization for installation services. The agreement provides for payment of services based upon specific milestones of each installation. The agreement term is one year, with an automatic renewal feature for an additional year. The agreement was automatically renewed upon expiration in November 2012.

Note 13. Employee Retirement Savings Plans

The Company adopted a 401(k) savings plan for its employees. The plans cover all employees of our subsidiaries in California. Under the terms of the plans, employees may contribute up to a maximum of 15%, subject to Internal Revenue Code (“IRC”) limitations, of their salaries to the plan plus any catch-up contributions permitted under the IRC. The Company does not match employee contributions but has a discretionary profit sharing option. No Company contributions were made for the year ended December 31, 2012 and 2011.

The Company terminated the plan in February 2013.

Note 14. Supplemental Cash Flow Information

Cash paid for taxes for the years ended December 31, 2012 and 2011 were $69,249 and $179,192, respectively.

Cash paid for interest for the years ended December 31, 2012 and 2011 were $251,122 and $432,439, respectively.

Note 15. Subsequent Events

On February 8, 2013, Residential Renewable Technologies, Inc., Energy Efficiency Solar, Inc. and Lonestar Renewable Technologies Acquisition Corp (collectively, the “Acro Group”) entered into an Asset Purchase Agreement (the “Agreement”) with IES Renewable Energy, LLC (“IES Renewable”). Pursuant to the terms of the Asset Purchase Agreement, IES has agreed to acquire certain assets in connection with the Acro Group’s turn-key residential solar integration business (the “Acquired Assets”). The Acquired Assets include, but are not limited to, assets relating to the Acro Group’s solar installation sales and marketing platform and the backlog of contracts entered into by Acro Energy with residential solar customers, which provide for the payment of sales and marketing fees in connection with the sale, installation and third-party financing of residential solar equipment. The Asset Purchase Agreement transaction closed on February 15, 2013 (the “Closing Date”).

Total consideration to be received by the Acro Group for the Acquired Assets consists of (i) IES Residential’s release of the amounts owed by the Acro Group to IES Residential (an amount not less than $3,700,000 per the

LONESTAR RENEWABLE TECHNOLOGIES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Stated in US dollars)

For the years ended December 31, 2012 and 2011

agreement), (ii) payment by IES Renewable to the Acro Group of a percentage of future gross revenue generated from the Acquired Assets in an amount not to exceed $2,000,000 over the 12-month period beginning the first full month following the Closing Date, subject to certain reductions as described in the Agreement, and (iii) between $700,000 and $800,000 representing amounts paid by IES Residential, to the Acro Group to fund certain of its operating expenses between January 4, 2013 and closing of the transaction.

On February 21, 2013, Acro Energy Technologies Inc filed a Chapter 7 bankruptcy petition at United States Bankruptcy Court—Southern District of Texas.